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                                 Exhibit 10(i)
                                 _____________





1981 Stock Option Plan of
USLIFE CORPORATION

The purpose of the 1981 Stock Option Plan of USLIFE Corporation (hereinafter "Plan"), like the 1978 Stock Option Plan and the 1971 Amended Stock Option Plan, is to encourage and enable selected key employees of USLIFE Corporation
(hereinafter the "Corporation") and its subsidiary corporations upon whose judgment, initiative and efforts the Corporation is largely dependent for its business success to acquire a proprietary interest in the Corporation through the ownership of its common stock. In this Plan, the terms "employees of the Corporation", "employment by the Corporation", and "in the employ of the Corporation" shall be deemed to include employees of, employment by, and in the employ of, a "subsidiary corporation" or "parent corporation" of the Corporation, as those terms are defined in Section 425 of the Internal Revenue Code of 1954, as amended (hereinafter "Code").

1. The Stock. Options granted under the Plan shall be for the purchase of shares of the common stock, par value $1.00 per share, of the Corporation. Subject to adjustment in the number and kind of shares as hereinafter provided, not more than 800,000 shares of such stock shall be sold on exercise of options under the Plan. Such shares may be authorized but unissued shares or shares acquired by the Corporation and held in its treasury, as the Board of Directors may determine. Any shares in respect of which an option granted under the Plan shall have expired or terminated may again be allotted under the Plan. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable in connection with the granting of such option or the issue or purchase of shares subject thereto, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

2. Eligibility. Options shall be granted to persons who are key employees of the Corporation (including officers and directors, except for persons acting as directors only and persons who are then serving on the Executive Compensation
Committee (the  "Committee")).   No option  shall be  granted to any person who,
immediately after such option is granted, would own shares possessing more than 5% of the total combined voting power of all classes of stock of the Corporation.
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The aggregate  fair market value (determined at the time of grant) of all shares subject to Incentive Stock Options (as defined under section 422A of the Code) which are granted after December 31, 1980 under the Plan (and under all stock option plans of the Corporation) to a person in a calendar year shall not exceed $100,000; provided, however, one-half of the excess of $100,000 over such aggregate fair market value shall be carried-over to each of the three succeeding calendar years. In each such succeeding calendar year, the aggregate fair market value of all shares subject to Incentive Stock Options which are granted under the Plan (and under all stock option plans of the Corporation) to a person shall be applied first to the annual $100,000 limitation and then to any amount previously carried-over.

3. Price. The purchase price of shares under each option shall be 100% of the fair market value of such shares at the time of grant of the option.

4. Option Period. The period during which each option may be exercised shall be set forth in the option, but in no event shall an option be exercisable in whole or in part after the expiration of ten years from the date it is granted. Each option may be exercisable in one or more installments as provided therein.

5. Exercise of Option. Except as provided in paragraphs 7 and 8 below, no option may be exercised unless the optionee is at the time of such exercise in the employ of the Corporation and shall have been continuously so employed since the granting of the option. If required at any time by the Committee, an option may not be exercised until the optionee (or the purchaser acting under paragraph 7 below) has delivered to the Corporation a written representation that at the time of such exercise it is his then present intention to acquire the shares being purchased for investment and not with a view to any disposition thereof (except, in the case of purchase by the legal representative of the optionee under paragraph 7 below, for distribution to the optionee's legal heirs, legatees, or other testamentary beneficiaries). Payment for shares purchased must be made in full at the time of exercise. The purchase price may be paid in cash; and unless the Committee adopts a contrary resolution, the purchase price may also be paid through the delivery of shares of common stock of the Corporation owned by the employee or a combination of cash and such shares equal to the total option price. No fractional shares will be issued. The Corporation may require as a condition of the exercise of the option that the optionee will pay to the Corporation, in cash, an amount sufficient to satisfy the Corporation's obligation to withhold federal, state and local taxes with respect to the exercise of the option.

6. Non-transferability of Option. No option granted under the Plan to an employee shall be transferable by the employee otherwise than by will or the laws of descent and distribution, and such option shall be exercisable, during his lifetime, only by the employee.

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7.   Death of  Optionee. In the event of the death of an optionee while entitled to exercise any option theretofore granted to him, such option shall be exercisable up to the date of expiration of the option period or within twelve months next succeeding the date of death, whichever is earlier, and then only
(a) by the optionee's legal representatives or the person or persons to whom the optionee's rights under the option pass by the optionee's will or the laws of descent and distribution, and (b) to the extent that he was entitled to exercise the option at the date of his death.

8. Continuation of Employment. Each option, to the extent it shall not have been exercised, shall terminate when the employment of the optionee terminates for any reason other than death, disability or retirement either after age 65, or prior thereto with the consent of the Board of Directors under a pension, profit sharing, long-term disability or similar plan of his employer. In the event of termination of employment because of such retirement or disability, the employee's option shall terminate on the date of expiration of the option period and may be exercised as though the optionee had remained in the employ of the Corporation until the termination of the option, except as the Committee may provide. Nothing contained in the Plan or in any option granted pursuant to the Plan shall confer on any optionee any right to be continued in the employ of the Corporation.

9. Dilution or Other Adjustments. In the event that the outstanding shares of the common stock of the Corporation shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or otherwise, the Board of Directors shall make appropriate adjustment in the number or kind of shares or securities available for option pursuant to the Plan and subject to any option, and the purchase price therefor. The determination of the Board of Directors as to such adjustments shall be conclusive.

10. Effective Date and Termination of the Plan. The Plan was authorized effective May 19, 1981. The Board of Directors may in its discretion terminate the Plan with respect to any shares for which options have not theretofore been granted. No option may be granted hereunder after May 18, 1991.

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11.   Administration and  Amendment to the Plan.  The Plan shall be administered by the Committee as appointed from time to time by the Board of Directors of the Corporation from among its members, none of whom shall be eligible to be granted stock options under the Plan or any other stock option plan of the Corporation or any of its affiliates during such time as they shall be members of such Committee or shall have been thus eligible within one year prior to such time. Subject to and within the limitations provided in the Plan, the Committee shall recommend to the Board of Directors the grant of options under the Plan on such terms and conditions as the Committee shall deem appropriate and the Board of Directors shall grant the options so recommended to the extent it deems advisable. The Committee from time to time may adopt rules and regulations for
carrying out  the Plan.   The  interpretation and  decision with  regard to  any
question arising under the Plan made by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive on the Corporation and on all employees participating, or eligible to participate, in the Plan. The Board of Directors may make such amendments to the Plan as it may deem in the best interest of the Corporation, provided that such action shall not without the consent of the holders of a majority of the Corporation's outstanding shares of common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Cumulative Preferred Stock, Series D Convertible Preferred Stock, and any other class or series of stock which is similarly entitled to vote with the holders of the common stock, all voting as a single class, increase the aggregate numbers of shares which may be purchased under the Plan or change the class of employees to which options may be granted. No amendment of the Plan may, however, without the consent of the holder of an existing option, adversely affect his right under such option.

Upon the recommendation of the Committee and with the approval of the Board of Directors, any option, or part thereof, granted after August 13, 1981 may be designated as an Incentive Stock Option or a non-Incentive Stock Option.